Exhibit 99.1

Ralcorp Announces Boards of Directors for Ralcorp Holdings, Inc. and Post Holdings, Inc.

ST. LOUIS, MO (January 13, 2012) – Ralcorp Holdings, Inc. (NYSE: RAH) today announced the composition of the Boards of Directors of Ralcorp Holdings, Inc. and of Post Holdings, Inc., following the planned separation of the Post cereal business from Ralcorp.

Once the separation is complete, the following individuals will serve on the Boards of Directors of Ralcorp and Post:

Ralcorp Holdings, Inc.	Post Holdings, Inc.

• J. Patrick Mulcahy, Chairman	• William P. Stiritz, Chairman

• Benjamin Ola. Akande	• David R. Banks

• Bill G. Armstrong	• Terence E. Block

• Jonathan E. Baum	• Jay W. Brown

• Barry H. Beracha	• Edwin H. Callison

• Kevin J. Hunt	• Gregory L. Curl

• David W. Kemper	• William H. Danforth

• Patrick J. Moore	• Robert E. Grote

• David R. Wenzel	• David P. Skarie

“We are very excited to have such an experienced and talented group of individuals to lead Ralcorp and Post as each company moves forward independently,” said William P. Stiritz, Chairman of the Ralcorp Board of Directors. “These directors have proven track records of success, and we are confident that their leadership and expertise, along with the commitment and passion they share for the businesses, will result in significant value for our shareholders.”

“As Ralcorp and Post move forward with the separation, the composition of these boards represents a significant milestone in becoming independent companies,” said J. Patrick Mulcahy, Ralcorp’s Vice Chairman. “We thank our current and departing directors for their many years of service to Ralcorp and we welcome the new directors.”

Each of the directors has been appointed to take such position effective immediately upon completion of the spin-off, which is expected to occur around the end of January 2012.

The following are brief biographies of those individuals who will serve on the Board of Directors of Ralcorp Holdings, Inc.:

•

J. Patrick Mulcahy is currently Vice Chairman of the Board of Directors of Ralcorp Holdings, Inc. He has served as Chairman of the Board of Directors of Energizer Holdings since January 2007 and previously served as Vice Chairman of that company from 2003 to 2007. Upon completion of the separation of Ralcorp and Post, Mr. Mulcahy will become Chairman of the Board of Directors of Ralcorp Holdings, Inc.

•	Benjamin Ola. Akande, Ph.D., is a professor of Economics and Dean of the George Herbert Walker School of Business and Technology at Webster University in St. Louis, Missouri.

•

Bill G. Armstrong is a private equity investor and serves on the Board of Directors of Energizer Holdings, Inc. Mr. Armstrong previously served as Executive Vice President and Chief Operating Officer for Cargill Animal Nutrition. Prior to that, he served as Chief Operating Officer of Agribrands International, Inc.

•	Jonathan E. Baum is Chief Executive Officer and Chairman of George K. Baum & Company, an investment banking firm in Kansas City, Missouri.

•

Barry H. Beracha is a private equity investor and serves on the Board of Directors of Hertz Global Holdings, Inc. Mr. Beracha previously served as Executive Vice President of Sara Lee Corp., Chief Executive Officer of the Sara Lee Bakery Group, and as Chairman and Chief Executive Officer of The Earthgrains Company, which was spun off from Anheuser-Busch Companies, Inc.

•

Kevin J. Hunt was appointed Chief Executive Officer and President of Ralcorp Holdings, Inc., effective January 1, 2012. Mr. Hunt previously served as Co-Chief Executive Officer and President of Ralcorp from September 2003 to December 2011.

•	David W. Kemper is Chairman, President and Chief Executive Officer of the bank holding company, Commerce Bancshares, Inc. Mr. Kemper is also a director of Tower Properties Company.

•

Patrick J. Moore is President and Chief Executive Officer of PJM Advisors, LLC, an investment and advisory firm in Clayton, Missouri. He recently served as Chief Executive Officer of Smurfit-Stone Container Corporation. Mr. Moore is a director of ITT Exelis Corp. and of Archer Daniels Midland Company.

•	David R. Wenzel has served as Director, Revenue and International of Edward Jones since September 2009 and previously served as Vice President, Global Finance of Covidien Imaging Solutions.

The following are brief biographies of those individuals who will serve on the Board of Directors of Post Holdings, Inc.:

•

William P. Stiritz is a private equity investor and has served as Chairman of the Board of Directors of Ralcorp Holdings, Inc. since 1994. He previously served as Chairman and Chief Executive Officer of Ralston Purina Company. Mr. Stiritz will retire from Ralcorp’s Board of Directors upon completion of the separation of Ralcorp and Post.

•

David R. Banks is a private equity investor and has served on the Board of Directors of Ralcorp Holdings, Inc. since 2001. He previously served as Chairman and Chief Executive Officer of Beverly Enterprises, Inc., an operator of nursing facilities and rehabilitation clinics, and as a director of Nationwide Health Properties. Mr. Banks will retire from Ralcorp’s Board of Directors upon completion of the separation of Ralcorp and Post.

•

Terence E. Block is President and Chief Operating Officer of Post Holdings, Inc. He served as President of Nestle Purina’s North American pet food business and prior to that, he served as Chief Operating Officer, North American Pet Foods for Ralston Purina Company.

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Jay W. Brown is a retired senior executive with a long general management career in large consumer-oriented businesses. He served as Partner at Westgate Equity Partners and prior to that, Mr. Brown served as Chief Executive Officer of Protein Technology International, Continental Baking Company and of Van Camp Seafood Company. Mr. Brown is a former director of Jack in the Box and of Agribrands International.

•

Edwin H. Callison has been Senior Vice President of Wirtz Beverage Group since 2008 and previously served as President and General Manager for Judge & Dolph’s Spectrum division. Prior to that, he spent more than 20 years in various leadership positions at Callison Distributing in Belleville, Illinois. Mr. Callison serves on the Boards of Directors of Wine and Spirits Wholesalers of America and Wine and Spirits Distributors of Illinois.

•

Gregory L. Curl is President and Head, Latin America with the investment company, Temasek Holdings. During his banking career spanning more than 30 years, Mr. Curl previously served in a number of senior executive roles including Vice Chairman of Corporate Development and Chief Risk Officer at Bank of America.

•

Dr. William H. Danforth is a trustee and Chancellor Emeritus of Washington University in St. Louis, Missouri. He served as Chancellor of the university from 1971 until his retirement in 1995. Dr. Danforth served as a director of Ralcorp Holdings, Inc. from 1994 to 1999 and of Ralston Purina Company from 1969 until 2001, when Nestlé S.A. acquired the company.

•	Robert E. Grote is a private equity investor and served as General Counsel and Vice President, Administration for Washington Steel Corporation.

•

David P. Skarie served as Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. from September 2003 until his retirement in December 2011. He has also served on the Board of Directors of Ralcorp Holdings, Inc. since 2003. Mr. Skarie will retire from Ralcorp’s Board of Directors upon completion of the separation of Ralcorp and Post.

Cautionary Statement on Forward-Looking Language

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation, disruption to operations as a result of the proposed separation, inability of one or more of the businesses to operate independently following the completion of the proposed separation, general economic conditions, changes in actual or forecasted results of operations (including future revenues, earnings per share and leverage ratios), competitive pressures, future sales volume, significant increases in the costs of certain commodities, packaging and freight, inability to effect future price increases or cost reduction programs, changes in tax laws, challenges in integration of recent acquisitions and related accretion, future capital expenditures, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission and that Post Holdings, Inc. identifies in its Form 10 Registration Statement. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Ralcorp Holdings, Inc.

Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

Contact:

Robert Vitale

Chief Financial Officer (Post)

(314) 877-7640

Matt Pudlowski

Director, Business Development (Ralcorp)

(314) 877-7091

Joele Frank / Eric Brielmann / James Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449